UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2021

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York 10001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 720-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On August 1, 2021, Foot Locker, Inc., a New York corporation (the “Company”), through its wholly-owned subsidiary Foot Locker Retail, Inc., a New York corporation (“Foot Locker Retail”), entered into a Stock Purchase Agreement (the “Agreement”) with Eurostar, Inc., a Delaware corporation (“WSS”), holders of the Stock (as defined below) and/or Class A Common Stock Options (as defined in the Agreement) of WSS (each a “Seller,” and collectively, the “Sellers”), and Eric Alon and Barron Fletcher as the Seller Representatives (the “Seller Representatives”), pursuant to which Foot Locker Retail will acquire all of the outstanding capital stock of WSS, consisting of (i) 100% of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock, Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock, and Class B-3 Common Stock (each as defined in the Agreement) (collectively, the “Stock”), and (ii) 100% of the outstanding rights to purchase capital stock of WSS, consisting of Class A Common Stock Options (as defined in the Agreement). Following the transaction, WSS will continue as a wholly-owned subsidiary of Foot Locker Retail.

Under the terms and conditions of the Agreement, the aggregate consideration to be paid to the Sellers in the transaction will consist of $750 million in cash, subject to customary adjustments to reflect changes in net working capital, cash, indebtedness, and transaction expenses. The transaction will be funded with the Company’s available cash.

WSS, the Sellers, and Foot Locker Retail have each made customary representations and warranties and agreed to customary covenants in the Agreement. Foot Locker Retail has obtained a representation and warranty insurance policy to insure against certain losses arising from breaches of, or inaccuracies in, the representations and warranties of the Sellers and WSS in the Agreement. Except with respect to losses arising from fraud and inaccuracies in the funds flow memorandum to be delivered at closing, and subject to an indemnity escrow in the amount of $375,000 and a tax indemnity escrow in the amount of $1,750,000, the Company will not have recourse against the Sellers after the closing date with respect to breaches of the Sellers’ or WSS’ representations and warranties in the Agreement.

The transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others, (a) the accuracy of the representations and warranties of each party (subject to specified materiality standards), (b) compliance by each party in all material respects with their respective covenants, (c) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) the entry into a restrictive covenant agreement by certain of the Sellers, (e) the entry into employment agreements with certain executives of WSS, and (f) receipt of landlord consents under certain leases.

The representations, warranties, and covenants contained in the Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties, and covenants (a) have been made only for purposes of the Agreement, (b) are subject to materiality qualifications contained in the Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Agreement or such other date as is specified in the Agreement, and (d) have been included in the Agreement for the purpose of allocating risk among the contracting parties rather than establishing matters as fact. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s Proxy Statement, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other documents that the Company files with the U.S. Securities and Exchange Commission.

The foregoing description of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached hereto as Exhibit 2.1.

Item 8.01.        Other Events.

On August 2, 2021, the Company (i) issued press releases announcing, among other things, the entry into definitive agreements on August 1, 2021 and July 31, 2021, respectively, to acquire, through its wholly-owned subsidiary Foot Locker Retail, each of WSS and Text Trading Company, K.K. (“atmos”), a kabushiki kaisha formed and operating under the laws of Japan, which, directly and indirectly, with other acquired companies and their respective affiliates, owns and licenses the intellectual property related to the atmos brand and certain other brands, and (ii) hosted an investor call to discuss these transactions. Copies of the press releases related to the WSS and atmos acquisitions and the presentation are furnished as Exhibits 99.1, 99.2, and 99.3 to this Current Report on Form 8-K, respectively, which, in their entirety, are incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)                     Exhibits.

Exhibit No.       Description

2.1	Stock Purchase Agreement, dated August 1, 2021, among Foot Locker Retail, the Sellers, WSS, and the Seller Representatives.*

99.1	Foot Locker, Inc. Press Release (WSS), dated August 2, 2021.

99.2	Foot Locker, Inc. Press Release (atmos), dated August 2, 2021.

99.3	Foot Locker, Inc. Presentation, dated August 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*        Annexes, schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Foot Locker, Inc. hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: August 2, 2021	By:	/s/ Sheilagh M. Clarke
Name: Sheilagh M. Clarke Title: Senior Vice President, General Counsel and Secretary